Exhibit 10.10

TITAN ENERGY, LLC

MANAGEMENT INCENTIVE PLAN

Section 1.	Purpose of the Plan

The Titan Energy, LLC Management Incentive Plan (the “Plan”) is intended to promote the interests of Titan Energy, LLC, a Delaware limited liability company (the “Company”), by providing to officers, employees, and board members of the Company and its Affiliates, and consultants, and joint venture partners who perform services for the Company and its Affiliates, incentive awards for superior performance that consist of or are based on common shares representing limited liability company interests in the Company (“Shares”). It is also contemplated that the Plan will enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company.

Section 2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Award” means an Option, Phantom Share, Unrestricted Share or Restricted Share granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Share.

“Award Agreement” means a written (or electronic) agreement setting forth the terms and conditions of a specific Award.

“Board” means the board of directors of the Company.

“Cause” means Cause (or a term of similar import) as defined in the employment, consulting, or similar agreement to which a Participant is party, or, if there is no such agreement, “Cause” means the Participant’s: (a) commission of a felony or a crime of moral turpitude; (b) commission of any act of malfeasance or wrongdoing against the Company or any Affiliate; (c) a material breach of the Company’s or any Affiliate’s applicable policies or procedures; (d) willful and continued failure to perform the Participant’s material duties; (e) willful misconduct that causes material harm to the Company or any Affiliate or their respective business reputations, including due to any adverse publicity; or (f) material breach of the Participant’s obligations under any agreement (including any covenant not to compete) entered into between the Participant and the Company or any Affiliate. Notwithstanding Section 3(a) of the Plan, following a Change in Control, any determination by the Board as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” shall mean the occurrence of any of the following:

(a) acquisition by a person, group or entity (excluding Permitted Holders) of beneficial ownership (within the meaning set forth in Rule 13d-3 under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (excluding any entity which becomes such a beneficial owner in connection with an exempted transaction as described in clause (ii) below); provided, however, that neither of the Ad Hoc Group (as defined in the Restructuring Support Agreement) nor the Permitted Holders nor the signatories to the limited liability company agreement of the Company shall as such constitute a “group” for purposes of this clause (i);

(b) consummation of a merger or other transaction, other than a transaction (an “exempted transaction”) pursuant to which the securities of the Company outstanding immediately prior thereto continue to represent more than 50% of the combined voting power of the successor or parent entity or as a result of which more than 50% of the combined voting power is owned by Permitted Holders in the aggregate;

(c) a direct or indirect sale (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; or

(d) an approval by the Company’s equity holders of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, Change in Control shall mean a “change of control event,” as defined in the regulations and guidance issued under Section 409A of the Code. In addition, notwithstanding the foregoing, the Board may specify a more limited definition of Change in Control for a particular Award, as the Board deems appropriate.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations promulgated thereunder.

“DER” means a right, granted in tandem with a specific Phantom Share, to receive an amount in cash, securities, or property equal to, and at the same time as, the cash distributions or other distributions of securities or property made by the Company with respect to a Share during the period such Phantom Share is outstanding.

“Director” means a “non-employee director” of the Company as defined in Rule 16b-3 under the Exchange Act.

“Disability” means, unless provided otherwise in an Award Agreement, (a) “Disability” as defined in any individual employment agreement to which the Participant is a party, or (b) if there is no such individual employment agreement or it does not define “Disability,” either (i) a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (ii) the Participant’s being approved to receive payments under the United States Social Security Disability Insurance Program. Notwithstanding the above, with respect to any Award, to the extent necessary to avoid accelerated taxation or tax penalties under Section 409A of the Code, Disability shall mean “disability” within the meaning of Section 409A of the Code.

“Employee” means any officer or employee of the Company, its Affiliates, consultants or joint venture partners who performs services for the Company or an Affiliate of the Company or in furtherance of the Company’s business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Share on the applicable date (or, if there is no trading in the Shares on such date, the closing sales price on the last date Shares were traded). In the event Shares are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be determined by a third party appraisal firm retained for such purpose by the Board.

“Good Reason” shall have the meaning defined in the employment, consulting, or similar agreement to which a Participant is party, or, if there is no such agreement, shall mean any of the following (unless otherwise set forth in an Award Agreement): (a) a material reduction in the Participant’s base salary as in effect on the Date of Grant; (b) a material adverse change in the Participant’s title, duties or responsibilities as in effect on the Date of Grant; or (c) the Company’s requiring the Participant to be relocated to a location more than 35 miles from the Participant’s location as in effect on the Date of Grant. In such case, the Participant must provide written notice of termination with Good Reason to the Company within 30 days after the event constituting Good Reason. The Company shall have a period of 30 days in which it may correct the act or failure to act that constitutes the grounds with Good Reason as set forth in the Participant’s notice of termination. If the Company does not correct the act or failure to act, the Participant must terminate employment with Good Reason within 30 days after the end of the cure period in order for the termination to be considered a termination with Good Reason.

“Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Code Section 422 and the regulations promulgated thereunder.

“LLC Agreement” means the amended and restated limited liability company agreement of the Company effective September 1, 2016 among the members signatory thereto.

“Option” means an option to purchase Shares granted under the Plan. Options may be either Incentive Stock Options or options which are not Incentive Stock Options (the latter being referred to herein as “Nonqualified Stock Options”).

“Participant” means any Employee or Director or individual consultant granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency, or political subdivision thereof or other entity.

“Permitted Holders” shall mean each of GSO, FirTree, Guggenheim, Franklin and Silver Rock, and their respective affiliates, and any “group” including any of the foregoing and of which the foregoing collectively beneficially own a majority of the equity of the Company; provided, however, if any one of the foregoing entities (together with its affiliates) shall become the beneficial owner (disregarding any “group” attribution under Rule 13d-3 under the Securities Exchange Act of 1933, as amended) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, then such entity shall no longer be a Permitted Holder for purposes of the definition of Change in Control.

“Phantom Share” means a phantom (notional) Share granted under the Plan that, upon vesting, entitles the Participant to receive a Share or its then-Fair Market Value in cash or other securities or property, as determined by the Board.

“Restricted Period” means the period established by the Board with respect to an Award during which the Award remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Share” means an Award granted under Section 6(c).

“Restructuring Support Agreement” means the Restructuring Support Agreement of Atlas Resource Partners, L.P., dated July 25, 2016.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns stock or other equity securities representing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity securities in one of the other entities in such chain.

“Unrestricted Shares” means an Award granted under Section 6(e).

Section 3.	Administration

(a) General Authority and Determinations. The Plan shall be administered by the Board. Subject to the following, the terms of the LLC Agreement and any applicable law, the Board, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to a Board committee or to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Board may impose, if any; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan, and the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, himself or a Person who is an Employee or Director subject to Rule 16b-3. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the terms and conditions of any Award; (iv) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, cancelled, or forfeited; (v) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vii) accelerate the vesting or lapse of restrictions of any outstanding Award, in each case, based on such considerations as the Board in its sole discretion determines; and (viii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. The Board shall have full power and express discretionary authority to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award. All powers of the Board shall be executed in the best interests of the Company, not as a fiduciary, in keeping with the objectives of the Plan, and need not be uniform as to similarly situated Participants.

(b) Award Agreements. All Awards under the Plan shall be made conditional on the Participant’s entering into an Award Agreement, and a Participant shall have no rights under the Plan until an Award Agreement is entered into by the Participant and the Company. The terms and conditions of each Award, as determined by the Board, shall be set forth in an Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. All Awards under the Plan shall be made conditional upon the Participant’s acknowledgement, in writing or electronically, or by acceptance of the Award, that all decisions and determinations of the Board shall be final, conclusive, and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest in such Award. Awards made under a particular Section of the Plan need not be uniform as among Participants.

(c) Special Administrative Rule. To the extent that the Board determines to make an Award (other than an “Initial Award” as described below) to an individual who is a Named Executive Officer (as defined in the LLC Agreement), such Award shall require the approval of the Conflicts Committee of the Board. The rule described in the preceding sentence shall not apply to Awards to Edward Cohen, Jonathan Cohen, Daniel Herz, Mark Schumacher and Jeffrey Slotterback which are made on the effectiveness of the Restructuring (as defined in the Restructuring Support Agreement) pursuant to the New Atlas Executive Compensation and Management Incentive Program Term Sheet (which is an exhibit to the Restructuring Support Agreement).

Section 4.	Shares

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan is 555,555. If any Award is forfeited or otherwise terminates or is cancelled or paid without the delivery of Shares, then the Shares covered by such Award, to the extent of such forfeiture, termination, payment, or cancellation, shall again be Shares with respect to which Awards may be granted. Shares surrendered in payment of the Exercise Price of an Option, and Shares withheld or surrendered for payment of taxes, shall be available for re-issuance under the Plan. A maximum of 25% of the Shares available for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

(b) Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award shall consist, in whole or in part, of Shares newly issued by the Company, Shares acquired in the open market or from any Affiliate of the Company, or any other Person, or any combination of the foregoing, as determined by the Board in its discretion.

(c) Adjustments. In the event that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall equitably adjust (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property, including cash) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Board may make provision for a cash payment to the holder of an outstanding Award in connection with any event listed in this Section 4(c).

Section 5.	Eligibility

Any Employee or Director or individual consultant to the Company or an Affiliate shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6.	Awards

(a) Options. The Board shall have the authority to determine the Employees, Directors and individual consultants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor, the Restricted Period and the conditions and limitations applicable to the exercise of the Option, as the Board shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Board at the time the Option is granted and may not be less than Fair Market Value as of the date of grant. In no event may any Option granted under this Plan be amended (without limitation of Section 4(c)), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option with a lower exercise price, or otherwise be subject to any action that would be treated, under the listing standards of the principal securities exchange on which the Shares are traded or for accounting purposes, as a “repricing” of such Option, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(ii) Restrictions on Exercise and Method of Exercise. The Board shall determine the Restricted Period and the method or methods by which payment of the exercise price may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Board, a tender of Shares by the Participant having a Fair Market Value on the date of exercise equal to the exercise price, a “cashless” broker-assisted exercise in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or through procedures approved by the Board, a recourse note from the Participant in a form acceptable to the Board and which does not violate the Sarbanes-Oxley Act of 2002, a “net exercise” that permits the Company to withhold a number of Shares that otherwise would be issued to the Participant pursuant to the exercise of the Option having a Fair Market Value on the date of exercise equal to the exercise price, or any combination thereof.

(iii) Incentive Stock Option Provisions. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate or Subsidiary of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be Incentive Stock Options and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be Nonqualified Stock Options. No Incentive Stock Option shall be granted to any Eligible Recipient if such Eligible Recipient owns, immediately prior to the grant of the Incentive Stock Option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such Incentive Stock Option shall be at least 110% of its Fair Market Value at the time such Incentive Stock Option is granted and the Incentive Stock Option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining such stock ownership, the provisions of Section 424(d) of the Code shall be controlling.

(b) Phantom Shares. The Board shall have the authority to determine the Employees, consultants and Directors to whom Phantom Shares shall be granted, the number of Phantom Shares to be granted to each such Participant, the Restricted Period, the conditions under which the Phantom Shares may become vested or forfeited, whether DERs are granted with respect to an Award of Phantom Shares, and such other terms and conditions, as the Board may determine, that are not inconsistent with the provisions of the Plan.

(i) Payment. Payment with respect to Phantom Shares shall be made in cash, in Shares, or in a combination of cash and Shares, as determined by the Board. The Award Agreement shall specify the maximum number of Shares that can be issued pursuant to the Award of Phantom Shares.

(ii) DERs. The Board may grant DERs in connection with an Award of Phantom Shares, under such terms and conditions as the Board deems appropriate. DERs may be paid to Participants currently or may be deferred, as reflected in the applicable Award Agreement. All DERs that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. DERs may be accrued as a cash obligation or may be converted to additional Phantom Shares for the Participant, and deferred DERs may accrue interest, in each case, as determined by the Board. The Board may provide that DERs shall be payable based on the achievement of specific performance goals. DERs may be payable in cash or Shares or in a combination of cash and Shares, as determined by the Board.

(c) Restricted Shares. Restricted Shares are actual Shares issued to a Participant that are subject to vesting restrictions and evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of one or more Share certificates. Any certificate issued in respect of Restricted Shares shall be registered in the name of the applicable Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares. The Board may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Shares, the applicable Participant shall have endorsed the certificates in blank, relating to the Shares covered by such Award.

(i) Terms and Conditions. Restricted Shares shall be subject to the following terms and conditions:

(A) The Board shall have the authority to determine the Employees, consultants and Directors to whom Restricted Shares shall be granted, the number of Shares to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Shares may become vested or forfeited, and such other terms and conditions, as the Board may determine, that are not inconsistent with the provisions of the Plan. The conditions for grant, vesting, or transferability and the other provisions of Restricted Shares (including without limitation any performance goals) need not be the same with respect to each Participant. The Board may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

(B) Subject to the provisions of the Plan and the applicable Award Agreement, during the Restricted Period, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Shares.

(C) Except as provided in this Section 6 and in an applicable Award Agreement, the applicable Participant shall have, with respect to the Restricted Shares, all of the rights of holders of Shares, including the right to vote the Shares. If so determined by the Board in the applicable Award Agreement, (1) cash dividends on the Shares that are the subject of the Restricted Share Award shall be either paid in cash or automatically deferred and/or reinvested in additional Restricted Shares and held subject to the vesting of the underlying Restricted Shares, and (2) subject to any adjustment pursuant to the terms of Section 4(c) of the Plan, dividends payable in Shares shall be paid in the form of Restricted Shares of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Shares.

(D) If and when the applicable performance goals, if any, are determined by the Board to be satisfied and the Restricted Period expires without a prior forfeiture of the Restricted Shares for which legended certificates have been issued, unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates. Such Shares may also be recorded via book-entry in the Company’s stock ledger.

(d) General.

(i) Forfeiture. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or service with the Company or its Affiliates or membership on the Board during the applicable Restricted Period, all unvested Options, Phantom Shares, and Restricted Shares shall be forfeited by the Participant; provided, however, that if the reason for the termination is the Participant’s death or Disability, all Options awarded to the Participant shall become exercisable and all Phantom Shares and Restricted Shares shall vest automatically. The Board may, in its discretion, waive in whole or in part any forfeiture.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate.

(iii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(d)(iii)(C), each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(d)(iii)(C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate thereof.

(C) To the extent specifically provided by the Board with respect to an Option grant, an Option may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships, or similar entities or on such terms and conditions as the Board may from time to time establish. In addition, Awards may be transferred by will and the laws of descent and distribution.

(iv) Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities of the Company are then listed, and any applicable federal or state laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. All Shares issued under the Plan may also be recorded via book-entry in the Company’s stock ledger

(v) Delivery of Shares or Other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Shares pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Board, the Company is not reasonably able to obtain or issue Shares pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. With respect to any Award that is subject to Section 409A of the Code, any delay under this paragraph is intended to apply only if no accelerated taxation or tax penalties under Section 409A of the Code would apply.

(vi) Rule 16b-3. It is intended that the Plan and any Award made to a Participant subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(vii) Securities Law Matters. The Company shall use its commercially reasonable efforts to file and have effective a Registration Statement on Form S-8, which may include a resale prospectus, covering the Shares to be issued under the Plan as soon as commercially practicable after the Company first becomes subject to the reporting requirements of the Exchange Act. Prior to the effective date of such Registration Statement, any issuances of Shares under the Plan will be pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. Without limiting the foregoing, the Board may refuse to issue or transfer any Shares or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Shares are then traded, or entitle the Company or an Affiliate to recovery of “short swing profits” under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award, shall be promptly refunded to the relevant Participant, holder, or beneficiary. In the event exemption from registration under the Securities Act is utilized as described above, a Participant (or a Participant’s estate or personal representative in the event of the Participant’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may reasonably require to assure compliance with applicable securities laws.

With respect to any Award that is subject to Section 409A of the Code, any delay under this paragraph is intended to apply in a manner such that no accelerated taxation or tax penalties under Section 409A of the Code would apply.

(viii) Change in Control.

(A) General Authority. In connection with any Change in Control, the Board may, in its sole and absolute discretion and authority and without obtaining the approval or consent of the Company’s Shareholders or any Participant with respect to such Participant’s outstanding Awards, subject to the terms of any Award Agreements or employment agreements between the Company or any Affiliate and any Participant, take one or more of the following actions (with respect to any or all of the Awards, and with discretion to differentiate between individual Participants and Awards for any reason):

(1) Cause Awards to be assumed or a substantially equivalent award to be substituted by the surviving or successor entity or a parent, subsidiary, or affiliate of such successor entity;

(2) Accelerate the vesting of Awards as of immediately prior to the consummation of the transaction that constitutes such Change in Control so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested, in a manner which allows the resulting Shares to participate in such transaction;

(3) Arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the cancellation of outstanding Awards (with the Board determining the amount payable to each Participant based on, in the case of an Award of Phantom Shares or Restricted Shares being cancelled, the Fair Market Value, on the date of the Change in Control, of the Shares subject to such Award and, in the case of an Award of Options, the excess, if any, of the Fair Market Value on the date of the Change in Control of the Shares issuable with respect to such Options less the aggregate exercise price of such Options);

(4) Terminate all or some Awards upon the consummation of the transaction that constitutes a Change in Control, provided that in such case the Board shall provide for vesting of such Awards in full as of immediately prior to the consummation of the transaction that constitutes such Change in Control (to the extent that, where applicable, an Award is not exercised prior to consummation of such a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation); and

(5) Make such other modifications, adjustments, or amendments to outstanding Awards or this Plan as the Board deems necessary or appropriate.

(B) Vesting in Connection with a Change in Control. Upon a Change in Control, all Awards held by Directors shall, to the extent previously unvested, immediately vest in full. In the case of Participants who are Employees (unless otherwise specified in the applicable Award Agreement), upon the Participant’s termination of employment by the Company without “Cause” (as defined herein), or upon any other type of termination specified in the applicable Award Agreement, in any case following a Change in Control, any unvested portion of an Award shall immediately vest in full and, in the case of Options, become exercisable for the one-year period following the date of termination of employment, but in any case not later than the end of the original term of the Option.

(e) Unrestricted Shares. Unrestricted Shares are actual Shares issued to a Participant that are not subject to vesting requirements, forfeiture restrictions, clawback rights or similar forfeiture or transfer restrictions and with respect to which the Participant’s rights are fully vested immediately upon grant. Unrestricted Shares shall be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of one or more Share certificates.

Section 7.	Amendment and Termination

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Shares are traded and subject to Section 7(b) and the terms of the LLC Agreement, Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person. In the event of a termination of the Plan, any Award granted prior to such termination shall extend beyond such termination date and the Plan shall continue to govern such Award.

(b) Amendments to Awards. Without limitation of the provisions of Section 6(d)(viii) and Section 7(c), and subject to the terms of the LLC Agreement, the Board may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change to any Award, other than pursuant to Section 6(d)(viii), shall materially reduce the benefit to a Participant under such Award without the consent of such Participant unless such change is explicitly allowed under the Plan or the applicable Award Agreements.

(c) Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the terms of the LLC Agreement the Board is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 8.	General Provisions

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Withholding. All Awards under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state, or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Awards. The Company may require forfeiture of any Award for which the Participant does not timely pay the applicable withholding taxes. If the Board so permits, a Participant may elect to have Shares withheld to satisfy the Company’s tax withholding obligation with respect to Awards paid in Shares, at the time such Awards become subject to employment taxes and tax withholding, as applicable, provided that such withholding does not result in adverse accounting consequences to the Company.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate or to remain on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware (without regard to any choice of law provision that might refer interpretation of the Plan to the substantive law of another jurisdiction) and applicable federal law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Compliance with Other Laws. It is intended that, to the extent applicable, Awards made under the Plan be exempt from or, if not so exempt, comply with, the requirements of Section 409A of the Code and the regulations thereunder so as to avoid any accelerated income tax or tax penalty imposed under Section 409A of the Code, and the Plan and Award Agreements shall be interpreted consistently with this intent.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility of Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Board, is unable to properly manage his financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner which the Board may select, and the Company shall be relieved of any further liability for payment of such amounts.

Section 9.	Term of the Plan

The Plan shall be effective on the date the Restructuring (as defined in the Restructuring Support Agreement) is consummated and shall continue until the tenth anniversary of such date or, if earlier, the date the Plan is terminated by the Board. However, any Award granted prior to such termination shall extend beyond such termination date and the Plan shall continue to govern such Award.